UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2013

_____________________
 VERSO PAPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

_______________________

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 16, 2013, the New York Stock Exchange, or “NYSE,” notified us that it has withdrawn its prior determination announced on June 25, 2013, to delist our common stock due to our average market capitalization being less than $75 million. This action, in turn, makes it unnecessary for us to move forward on our request that the NYSE’s delisting determination be reviewed by a committee of its board of directors. As a result, our review hearing scheduled for February 6, 2014, has been cancelled.
The NYSE took these favorable actions as a result of its adoption on December 10, 2013, of a uniform continued listing standard encompassing average market capitalization that is applicable to all listed companies, including us. Under the new standard, a company is considered “below criteria” by the NYSE if the company’s average market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its total stockholders’ equity is less than $50 million.
The NYSE also notified us that we are below criteria as to the new continued listing standard. In accordance with the NYSE’s rules, within the next 45 days we intend to submit to the NYSE a plan to regain compliance with the continued listing standard. If our compliance plan is accepted, the NYSE will allow us a period of up to 18 months, measured from August 21, 2013, the date on which we first fell below compliance with the standard, in which to regain compliance. In the meantime, our common stock will continue to be traded on the NYSE, subject to ongoing monitoring by the NYSE and our compliance with all other applicable NYSE requirements.
Finally, as previously disclosed on August 20, 2013, we remain below criteria with respect to the NYSE’s separate continued listing standard requiring that the average closing price of our common stock be at least $1.00 per share over a consecutive 30 trading-day period. To maintain our NYSE listing under this standard, we have until February 14, 2014, subject to extension, in which to bring the closing share price and the average closing share price of our common stock back above $1.00.
On December 20, 2013, we issued a press release announcing the developments disclosed in this report. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is included with this report:

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on December 20, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

VERSO PAPER CORP.

	By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on December 20, 2013.